Exhibit 10.4

Execution Version

THIRD OMNIBUS AMENDMENT

THIS THIRD OMNIBUS AMENDMENT (this “Amendment”), dated as of June 24, 2022, by and among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC (“Administrative Agent”), for the benefit of the Buyers from time to time party to the Repurchase Agreement (as defined below) (collectively, “Buyer”) and KREF LENDING V LLC (“Seller”), amends that certain Master Repurchase and Securities Contract Agreement, dated June 27, 2019 by and among Administrative Agent, Buyer and Seller, as amended by that First Amendment to Master Repurchase Agreement, dated December 23, 2019, by and among Administrative Agent, Buyer and Seller, and as amended by that Second Omnibus Amendment, dated June 29, 2021, by and among Administrative Agent, Buyer and Seller (as amended, modified and/or restated from time to time, collectively, the “Repurchase Agreement”).

RECITALS

WHEREAS, the parties hereto desire to make certain amendments to the Repurchase Agreement and the other Transaction Documents as provided herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.          Amendment to the Repurchase Agreement.

(a)        The definition of “Facility Termination Date” in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Facility Termination Date” shall mean the earlier to occur of (i) repayment in full or repurchase of the last Purchased Asset subject to this Agreement and (ii) June 25, 2023 (as may be extended pursuant to Section 9(a) of this Agreement), the date under this clause (ii) being the “Stated Facility Termination Date”.

2.          Defined Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

3.          Ratification and Authority.

(a)         Seller hereby represents and warrants that (i) Seller has the power and authority to enter into this Amendment and to perform its obligations under the Repurchase Agreement as amended hereby and the other Transaction Documents, (ii) Seller has by proper action duly authorized the execution and delivery of this Amendment and (iii) this Amendment has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)       Administrative Agent hereby represents and warrants that (i) this Amendment and the Repurchase Agreement, as amended by this Amendment, is binding on each Buyer and (ii) no consent of any Person is required for Administrative Agent to execute and deliver this Amendment that has not been obtained.

(c)         Seller hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Repurchase Agreement and each of the other Transaction Documents, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms of the Repurchase Agreement as amended hereby and the other Transaction Documents, in each case, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iii) represents, warrants and covenants that it is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents.

(d)        Guarantor, by its signature below, hereby (i) unconditionally approves and consents to the execution by Seller of this Amendment and the modifications to the Transaction Documents effected thereby, (ii) unconditionally ratifies, confirms, renews, and reaffirms all of its obligations under the Guaranty, (iii) acknowledges and agrees that its obligations under the Guaranty remain in full force and effect, binding on and enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iv) represents, warrants and covenants that it is not in default under the Guaranty beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against its obligations under the Guaranty. Guarantor hereby represents and warrants that it has the power and authority to enter into this Amendment and has by proper action duly authorized the execution and delivery of this Amendment by Guarantor.

  4.          Continuing Effect.  Except as expressly amended by this Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents remain in full force and effect in accordance with their respective terms.  This Amendment shall not constitute a novation of any Transaction Document but shall constitute modifications thereof.

5.          References in Transaction Documents.  All references to the Repurchase Agreement and the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

6.          Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof, except for Sections 5-1401 of the General Obligations Law of the State of New York.

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7.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures appear on the next page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

ADMINISTRATIVE AGENT:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,
a New York limited liability company, as Administrative Agent on behalf of Buyer

By:	/s/ Bill Bowman
Name: Bill Bowman
Title: Authorized Signatory

[Signatures continue on following page]

SELLER:

KREF LENDING V LLC,
a Delaware limited liability company

By:	/s/ Kendra Decious
	Name:	Kendra Decious
	Title:	Authorized Signatory

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership

By:	KKR Real ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Kendra Decious
	Name:	Kendra Decious
	Title:	Authorized Signatory